UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

Seagen Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Seagen Inc. (“Seagen”) provides the following update on the arbitration between Seagen and Daiichi Sankyo Co. Ltd. On November 23, 2021, Seagen was notified that the arbitrator set a revised target date for a decision. Seagen now expects a decision in the first quarter of 2022, rather than by the end of 2021 as previously disclosed.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, including but not limited to those relating to the anticipated timing of the arbitration decision. These statements are based on Seagen management’s current expectations, but actual results or developments may differ materially from those projected or implied in these statements. Factors that may cause such a difference include, without limitation, the risk that the timing of the arbitration decision could be earlier or later based on a variety of factors, including, without limitation, changes in scheduling set by the arbitrator, and other risks associated with the arbitration. More information about the risks and uncertainties faced by Seagen is contained under the caption “Risk Factors” included in Seagen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Seagen disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGEN INC.

Date: November 23, 2021	By:	/s/ Jean I. Liu
Jean I. Liu
Executive Vice President, Legal Affairs & General Counsel